UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     December 30, 2005

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced and reported in the registrant’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2005 (“Registrant’s 12/22/05 8-K”), on December 16, 2005, the registrant entered into a definite agreement (the “Securities Purchase Agreement”) with a group of investors pursuant to which the registrant agreed to sell to such investors (the “Transaction”) shares of its common stock (the “Shares”) for a purchase price of $2.40 per share and, in addition, agreed to issue to the investors five-year warrants (the “Warrants”) to purchase 35% of the number of shares of common stock sold in the offering at an exercise price of $2.93 per share.

The closing of the Transaction (the “Closing”) occurred on December 30, 2005. At the Closing, the registrant issued to the investors an aggregate of 9,892,735 shares of its common stock and warrants to purchase an aggregate of 3,462,451 shares of its common stock, receiving in exchange (1) gross cash proceeds of approximately $15,800,000 (including $2,400,000 due from one of the investors as part of a funding commitment made, and promissory note delivered, to the registrant in January 2005); (2) an aggregate of 734 shares of the registrant’s outstanding Series A, B and C Cumulative Convertible Preferred Stock; and (3) 1,142,593 shares of its outstanding common stock.

At the Closing, the registrant entered into a Registration Rights Agreement with the investors to register the resale of the Shares sold in the Transaction and the shares of common stock issuable upon exercise of the Warrants. Subject to the terms of the Registration Rights Agreement, the registrant is required to file a registration statement with the SEC within 30 days of the Closing, to use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, but in no event later than 120 days after the Closing, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

The above descriptions, which summarize the material terms of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement, are not complete. Please read the full text of these agreements, which have been filed with the Securities and Exchange Commission as exhibits to this Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The registrant hereby incorporates by reference its disclosure under Item 3.02 of the Registrant’s 12/22/05 8-K as though set forth in full herein.

Item 8.01 Other Events.

The following table reflects the registrant’s outstanding capitalization at December 31, 2005:

Description	Number of outstanding shares	Number of shares of common stock issuable upon conversion of outstanding preferred stock or exercise of outstanding warrants or options

Common Stock	29,468,751
Preferred Stock: Series A	52	216,666
Preferred Stock: Series B	10	357,142
Preferred Stock: Series C	337.13	495,769
Preferred Stock: Series D	1,561,935	1,561,935
Warrants		7,069,879
Stock Options		2,383,888

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

99.1

Securities Purchase Agreement dated December 16, 2005, by and among the registrant and the investors named on the signature pages thereto, including Schedule of Purchasers, Disclosure Schedules and Description of Collateral Transactions.

99.2	Form of Warrants.

99.3	Registration Rights Agreement dated December 30, 2005, by and among the registrant and the investors named on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer